Contact:	Ray Harlin
Chief Financial Officer
(423) 510-3323

U.S. XPRESS ENTERPRISES REPORTS HIGHER FIRST QUARTER RESULTS

Posts Fifth Consecutive Quarter of Year-Over-Year Earnings Improvement

CHATTANOOGA, Tenn. (April 21, 2003)—U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) announced higher operating revenues and earnings for the first quarter ended March 31, 2003. Operating revenues increased 11.9% to $220.7 million, compared with $197.2 million for the first quarter of 2002. Net income for the first quarter was $121,000, or $0.01 per diluted share, compared with a loss of $1.4 million, or $0.10 per diluted share, in the first quarter of 2002. The first quarter of 2002 included a non-cash charge for the early extinguishment of debt of approximately $1.1 million, or $0.08 per diluted share.

Commenting on the announcement, Patrick Quinn, Co-Chairman of U.S. Xpress, stated, “Although we posted year-over-year improvement in earnings for the fifth consecutive quarter, the impact from difficult weather conditions, the rapid spike in fuel prices that averaged approximately 38 percent above prior-year levels and a sluggish freight environment served to lessen the extent of year-over-year improvements achieved in our truckload operation. The higher fuel prices alone, net of fuel surcharges, reduced operating income in our truckload segment by approximately $3 million and earnings by $0.11 per diluted share.

“We are encouraged by the trend of improved operating results within each of our business segments. In the truckload segment, we posted an increase of 7.3% in revenues, net of fuel surcharges; realized a 2.8% increase in revenue per mile; and increased the average number of tractors by 4.7%. The end result was an 8.8% increase in truckload operating income to $3.0 million – a figure that would have been nearly twice as much had we not experienced the dramatic rise in fuel costs during the quarter.”

Co-Chairman Max Fuller, added, “The Xpress Global Systems segment also continued to show improvement, despite the first quarter being its weakest period due to seasonality. This segment posted a 17.8% increase in revenues to $29.1 million, consisting of a 34.0% increase in airport-to-airport operations revenues to $11.0 million and a 9.8% increase in revenue in our floorcovering logistics operations to $18.1 million. Operating income of Xpress Global Systems increased from essentially a breakeven level in the first quarter of 2002 to $126,000 in the first quarter of 2003. With the trend of improving pricing and margins in the floorcovering operation and continued revenue expansion in the airport-to-airport business, we believe this segment can make a significant contribution to earnings in 2003.”

Investor Conference Call and Simulcast

U.S. Xpress Enterprises, Inc. will conduct a conference call, at 11:00 am EDT on April 21, 2003, to discuss this quarter’s results. The number to call for this interactive teleconference is (913) 981-5510. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the passcode, 734531.

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4080 Jenkins Road, Chattanooga, TN 37421

423.510.3000

XPRSA Reports First Quarter Results

April 21, 2003

The Company will also provide an online Web simulcast and rebroadcast of its 2003 first quarter earnings release conference call. The live broadcast of U.S. Xpress’ quarterly conference call will be available online at the Company’s website, www.usxpress.com, as well as www.firstcallevents.com/service/ajwz378830974gf12.html on April 21, 2003, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through May 5, 2003.

U.S. Xpress Enterprises, Inc. is the fifth-largest publicly owned truckload carrier in the United States. The Company provides regional, dedicated and expedited truckload services throughout North America, with regional capabilities in the West, Midwest and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload sector. U.S. Xpress focuses on customers operating in dedicated, just-in-time or deferred airfreight market segments, while utilizing one of the largest team-operated fleets in the industry. Xpress Global Systems, Inc., a wholly owned subsidiary, is the leading provider of transportation, warehousing and distribution services to the floor coverings industry and provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of over 80 locations in North America. Xpress Global Systems also provides distribution-related services to a number of other industries, including retail, automotive and building materials. The Company also offers logistic services through its joint ownership of Transplace, an Internet-based global transportation logistics company.

This press release contains certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Without limitation, these risks and uncertainties include economic recession or downturns in customers’ business cycles, rapid fluctuations in fuel pricing or availability, increases in interest rates, the availability of adequate sources of financing and the availability of qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the company in this press release and in the company’s periodic reports on forms 10-K and 10-Q.

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XPRSA Reports First Quarter Results

April 21, 2003

U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Operating Revenue	$220,666	$197,220

Operating Expenses:
Salaries, wages and benefits	75,592	73,338
Fuel and fuel taxes	37,431	26,336
Vehicle rents	17,917	17,922
Depreciation and amortization, net of gain on sale	9,148	8,883
Purchased transportation	36,206	30,778
Operating expense and supplies	15,753	13,136
Insurance premiums and claims	10,904	8,996
Operating taxes and licenses	3,097	3,174
Communications and utilities	2,963	2,823
General and other operating	8,485	8,994
Early extinguishment of debt	—	1,776

Total operating expenses	$217,496	$196,156

Income from Operations	3,170	1,064
Interest Expense, net	2,928	3,405

Income (Loss) Before Income Taxes	242	(2,341)
Income Tax Provision (Benefit)	121	(904)

Net Income (Loss)	$121	$(1,437)

Earnings (Loss) Per Share—basic	$0.01	$(0.10)

Weighted average shares—basic	13,931	13,850

Earnings (Loss) Per Share—diluted	$0.01	$(0.10)

Weighted average shares—diluted	14,033	13,850

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XPRSA Reports First Quarter Results

April 21, 2003

U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Operating Revenue	100.0%	100.0%

Operating Expenses:
Salaries, wages and benefits	34.3	37.2
Fuel and fuel taxes	17.0	13.4
Vehicle rents	8.1	9.1
Depreciation and amortization, net of gain on sale	4.1	4.5
Purchased transportation	16.4	15.6
Operating expense and supplies	7.1	6.7
Insurance premiums and claims	4.9	4.6
Operating taxes and licenses	1.4	1.6
Communications and utilities	1.4	1.4
General and other operating	3.9	4.5
Early extinguishment of debt	0.0	0.9

Total operating expenses	98.6	99.5

Income from Operations	1.4	0.5
Interest Expense, net	1.3	1.7

Income (Loss) Before Income Taxes	0.1	(1.2)
Income Tax Provision ( Benefit)	0.1	(0.5)

Net Income (Loss)	0.0%	(0.7)%

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XPRSA Reports First Quarter Results

April 21, 2003

U.S. XPRESS ENTERPRISES, INC.

KEY OPERATING FACTORS

	Three Months Ended March 31,
	2003	2002	Change
OPERATING RATIO	98.6%	99.5%	-0.9%

OPERATING REVENUE:
US Xpress, net of fuel surcharge	$189,900	$176,933	7.3%
Fuel Surcharge	10,267	1,144	797.5%
Xpress Global Systems	29,109	24,712	17.8%
Inter-company	(8,610)	(5,569)	54.6%

Total Operating Revenue	$220,666	$197,220	11.9%

OPERATING INCOME:
US Xpress	$3,044	$2,799	8.8%
Xpress Global Systems	126	41	207.3%
Early extinguishment of debt	—	(1,776)	—

Total Operating Income	$3,170	$1,064	197.9%

TRUCKLOAD STATISTICS:
Revenue Per Mile (a)	$1.270	$1.235	2.8%
Revenue Per Total Mile (a)	$1.138	$1.111	2.4%
Tractors (at end of period)—
Company Owned	4,598	4,393	4.7%
Owner Operators	978	915	6.9%

Total Tractors (at end of period)	5,576	5,308	5.0%
Average Number of Tractors in Fleet During Period	5,507	5,261	4.7%
Average Revenue Miles Per Tractor Per Period	26,669	26,783	-0.4%
Average Revenue Per Tractor Per Period	$33,887	$33,384	1.4%
Empty Miles Percentage	10.33%	10.06%	2.7%

	March 31, 2003	December 31, 2002
BALANCE SHEET DATA
Total Assets	$430,281		$438,539
Total Equity	158,953		158,432
Long-term Debt, including Current Maturities	158,661		167,863

(a)  Net of fuel surcharges.